UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
_______________________________________

Date of Report: December 10, 2018
(Date of earliest event reported)

Phillips 66 Partners LP
(Exact name of registrant as specified in its charter)

Delaware	001-36011	38-3899432
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2331 CityWest Boulevard
Houston, Texas 77042
(Address of principal executive offices and zip code)

(855) 283-9237
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Phillips 66 Partners LP (the “Partnership”) is constructing the Gray Oak Pipeline, which will provide crude oil transportation from the Permian and Eagle Ford to destinations in Corpus Christi and Freeport, including the Phillips 66 Sweeny Refinery. Supported by customer commitments, capacity of the pipeline will be 900,000 barrels per day. The Partnership previously reported that it had a 75 percent ownership interest in the pipeline project, and third parties have options to acquire interests in the pipeline that could reduce the Partnership’s ownership to 42.25 percent by year end.
On December 10, 2018, Enbridge Holdings (Gray Oak) LLC, a subsidiary of Enbridge Inc., exercised its option to acquire a 35 percent interest in Gray Oak Holdings LLC, a subsidiary of the Partnership that owns the 75 percent interest in the pipeline project. As a result of the option exercise, the Partnership now owns a 48.75 percent interest in the pipeline project. Rattler Midstream Partners LP, a subsidiary of Diamondback Energy Inc., has the right to acquire a 10 percent interest in the pipeline project, which is expected to occur in early 2019 once certain closing conditions have been satisfied. At that time, the Partnership's ownership will be reduced to 42.25 percent. Gray Oak Pipeline is anticipated to be in service by the end of 2019.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Phillips 66 Partners LP
	By:	Phillips 66 Partners GP LLC, its general partner

Dated: December 11, 2018	By:	/s/ Paula A. Johnson
Paula A. Johnson Vice President